FIRST ADDENDUM TO LICENSE AGREEMENT

This First Addendum to License Agreement (this “Addendum”) is entered into this 17th day of August, 2011, by and between Marv Enterprises, LLC (“Altman”) and Premier Biomedical, Inc. (“Premier”).  Each of Marv and Premier shall be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to that certain License Agreement dated effective as of May 12, 2010 (the “Original Agreement”), pursuant to which Marv licensed certain intellectual property to Premier;

WHEREAS, pursuant to Section 6.6 of the Original Agreement, Marv has the option of terminating the Original Agreement is Premier’s stock is not “publicly traded on the open market on a financial exchange by October 30, 2011 and/or does not continue to be publicly traded on the open market on a financial exchange as of October 30, 2011.”;

WHEREAS, the Parties desire to modify Section 6.6 of the Original Agreement in accordance with the terms and conditions set forth in this Addendum.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant, promise and agree as follows:

AGREEMENT

1.           Section 6.6 of the Original Agreement is restated in its entirety as follows:

“6.6  Public Company.  Owner has the option of terminating this Agreement if Licensee’s stock is not publically traded on an over the counter market or on a regional or national exchange by July 1, 2012 and/or does not continue to be publicly traded on an over the counter market or on a regional or national exchange as of July 1, 2012.  This termination option shall survive for so long as this condition persists.”

2.           Except as specifically amended herein, all other terms and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

“Marv”		“Premier”

Marv Enterprises, LLC		Premier Biomedical, Inc.

/s/ Mitchell S. Felder		/s/ William A. Hartman
By:	Mitchell S. Felder, M.D.	By:	William A. Hartman
Its:	Member	Its:	President